Exhibit 99.1

STRYKER CORPORATION RESULTS FOR
QUARTER AND YEAR ENDED DECEMBER 31, 2003

            Kalamazoo, Michigan -- January 29, 2004 -- Stryker Corporation (NYSE:SYK) reported today that net sales were $1,001.3 million for the fourth quarter of 2003, representing a 21% increase over net sales of $829.2 million in the fourth quarter of 2002 and $3,625.3 million for the year ended December 31, 2003, representing a 20% increase over net sales of $3,011.6 million in 2002.  Excluding the impact of foreign currency, net sales increased 15% in the fourth quarter and 16% for the year ended December 31, 2003.

            Net earnings for the fourth quarter of 2003 were $134.1 million, representing a 26% increase over net earnings of $106.1 million in the fourth quarter of 2002.  Diluted net earnings per share for the fourth quarter increased 27% to $.66 compared to $.52 in the fourth quarter of 2002.  For the year ended December 31, 2003, net earnings were $453.5 million, representing a 31% increase over net earnings of $345.6 million in 2002.  Diluted net earnings per share increased 31% for the year ended December 31, 2003 to $2.23 compared to diluted net earnings per share of $1.70 in 2002.

            Excluding the impacts of a restructuring charge and an acquisition-related credit, both recorded in the third quarter of 2002, from the year ended December 31, 2002, adjusted net earnings for the year increased 27% from $357.1 million in 2002 to $453.5 million in 2003 and adjusted diluted net earnings per share for the year increased 27% from $1.75 in 2002 to $2.23 in 2003.

Sales Analysis

            Domestic sales were $636.3 million for the fourth quarter and $2,333.4 million for the year ended December 31, 2003, representing increases of 19% and 18%, respectively, as a result of strong shipments of Orthopaedic Implants and MedSurg Equipment and higher revenue from Physical Therapy Services.

            International sales were $365.0 million for the fourth quarter and $1,291.9 million for the year ended December 31, 2003, representing increases of 25% and 24%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $47.0 million in the fourth quarter and by $145.9  million for the year ended December 31, 2003.  Excluding the impact of foreign currency, international sales increased 9% in the fourth quarter and 10% for the year ended December 31, 2003.

            Worldwide sales of Orthopaedic Implants were $574.4 million for the fourth quarter and $2,093.0 million for the year ended December 31, 2003, representing increases of 21% and 23%, respectively, based on higher shipments of reconstructive (hip, knee and shoulder), trauma and spinal implants.  Excluding the impact of foreign currency, sales of Orthopaedic Implants increased 14% in the fourth quarter and 16% for the year ended December 31, 2003.

            Worldwide sales of MedSurg Equipment were $369.0 million for the fourth quarter and $1,309.3 million for the year ended December 31, 2003, representing increases of 22% and 18%, respectively, based on higher shipments of powered surgical instruments, endoscopic products, hospital beds and stretchers and micro implant and surgical navigation systems.  Excluding the impact of foreign currency, sales of MedSurg Equipment increased 17% in the fourth quarter and 15% for the year ended December 31, 2003.

            Physical Therapy Services revenues were $57.9 million for the fourth quarter and $223.0 million for the year ended December 31, 2003, representing increases of 14% and 11%, respectively, as a result of new physical therapy centers and higher revenues from existing centers.

2002 Restructuring and Acquisition-Related Items

            The year ended December 31, 2002 includes restructuring and acquisition-related items of $17.2 million ($11.5 million net of income taxes) which were recorded in the third quarter as follows:

-	A charge of $21.0 million ($14.1 million net of income taxes) for employment-related costs to close the Company's Rutherford, New Jersey manufacturing facility.
-	A credit of $3.8 million ($2.6 million net of income taxes) to reverse certain Howmedica acquisition-related costs to reflect actual final payments required.

Conference Call

            As previously announced, the Company will conduct a conference call for financial analysts at 5:00 p.m., Eastern Time, today.  To hear the conference call, dial 888/303-1413.  A simultaneous webcast of the call may be accessed via the Company's website at www.stryker.com.  The call will be archived on this website for 90 days.   A recording of the call may also be accessed from 7:00 p.m., Eastern Time, today until 7:00 p.m. on January 31, 2004 by calling 800/633-8284 (domestic) or 402/977-9140 (international) and entering the reservation number 21175955.

***

            Stryker Corporation is a leader in the worldwide orthopaedic market and is one of the world's largest medical device companies.  Stryker delivers results through a wide range of capabilities including joint replacements, trauma, spine and micro implant systems, orthobiologics, powered surgical instruments, surgical navigation systems and endoscopic products as well as patient handling and emergency medical equipment.  Stryker also provides outpatient physical therapy services in the United States.

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2003
(Unaudited - In Millions Except Per Share Amounts)
	Fourth Quarter			Year Ended December 31
CONDENSED STATEMENTS OF EARNINGS	2003	2002	% Change	2003	2002	% Change

Net Sales	$1,001.3	$829.2	20.8	$3,625.3	$3,011.6	20.4
Cost of sales	355.9	309.3	15.1	1,312.4	1,111.2	18.1
GROSS PROFIT	645.4	519.9	24.1	2,312.9	1,900.4	21.7
% of Sales	64.5	62.7		63.8	63.1

Research, development and
engineering expenses	48.0	37.5	28.0	180.2	141.4	27.4
Selling, general and administrative expenses	386.7	316.0	22.4	1,416.0	1,165.4	21.5
Restructuring and acquisition-related items					17.2	(100.0)
	434.7	353.5	23.0	1,596.2	1,324.0	20.6

Other expense (income):
Interest expense	3.4	8.8	(61.4)	22.6	40.3	(43.9)
Intangibles amortization	16.3	8.6	89.5	45.4	28.9	57.1
Other	(1.9)	(0.3)	--	(3.8)	0.5	--
	17.8	17.1	4.1	64.2	69.7	(7.9)

EARNINGS BEFORE INCOME TAXES	192.9	149.3	29.2	652.5	506.7	28.8
Income taxes	58.8	43.2	36.1	199.0	161.1	23.5

NET EARNINGS	$134.1	$106.1	26.4	$453.5	$345.6	31.2
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Net Earnings Per Share
Basic	$0.67	$0.54	24.1	$2.28	$1.75	30.3
Diluted	$0.66	$0.52	26.9	$2.23	$1.70	31.2

Average Shares Outstanding
Basic	199.5	198.0		198.9	197.5
Diluted	204.0	204.6		203.4	203.8

RECONCILIATION OF REPORTED NET EARNINGS TO ADJUSTED NET EARNINGS BEFORE THIRD
QUARTER 2002 RESTRUCTURING CHARGE AND ACQUISITION-RELATED CREDIT

				Year Ended December 31
				2003	2002	% Change
NET EARNINGS
Reported net earnings				$453.5	$345.6	31.2
Restructuring charge					14.1	--
Acquisition-related credit					(2.6)	--
Adjusted net earnings				$453.5	$357.1	27.0
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DILUTED NET EARNINGS PER SHARE
Reported diluted net earnings per share				$2.23	$1.70	31.2
Restructuring charge					$0.07	--
Acquisition-related credit					$(0.01)	--
Adjusted diluted net earnings per share				$2.23	$1.75	27.4

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2003
(Unaudited - In Millions)
	Fourth Quarter			Year Ended December 31
CONDENSED SALES ANALYSIS	2003	2002	% Change	2003	2002	% Change

Domestic	$636.3	$536.5	18.6	$2,333.4	$1,973.7	18.2
International	365.0	292.7	24.7	1,291.9	1,037.9	24.5

NET SALES	$1,001.3	$829.2	20.8	$3,625.3	$3,011.6	20.4
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Orthopaedic Implants	$574.4	$474.6	21.0	$2,093.0	$1,704.8	22.8
MedSurg Equipment	369.0	303.7	21.5	1,309.3	1,105.3	18.5
Physical Therapy Services	57.9	50.9	13.8	223.0	201.5	10.7

NET SALES	$1,001.3	$829.2	20.8	$3,625.3	$3,011.6	20.4
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STRYKER CORPORATION
(Unaudited - In Millions)
	December 31	December 31
CONDENSED BALANCE SHEETS	2003	2002

ASSETS
Cash and cash equivalents	$65.9	$37.8
Accounts receivable (net)	498.6	406.7
Inventories	467.9	426.5
Other current assets	365.2	280.3
TOTAL CURRENT ASSETS	1,397.6	1,151.3

Property, Plant and Equipment (net)	604.7	519.2
Goodwill and Other Intangibles (net)	965.5	935.1
Other Assets	191.3	209.9
TOTAL ASSETS	$3,159.1	$2,815.5
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LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	$850.5	$707.5
Long-Term Debt	18.8	491.0
Other Liabilities	135.0	118.8
Stockholders' Equity	2,154.8	1,498.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,159.1	$2,815.5
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STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2003
(Unaudited - In Millions)			Year Ended December 31
	Fourth Quarter
CONDENSED STATEMENTS OF CASH FLOWS	2003	2002	2003	2002

OPERATING ACTIVITIES
Net earnings	$134.1	$106.1	$453.5	$345.6
Depreciation	27.6	23.5	97.2	86.3
Amortization	40.6	28.1	132.5	99.8
Proceeds from (repayments on) accounts receivable securitization	(45.6)	--	20.0	--
Changes in working capital and other	46.0	26.4	(54.7)	(15.5)
NET CASH PROVIDED BY OPERATING ACTIVITIES	202.7	184.1	648.5	516.2

INVESTING ACTIVITIES
Business acquisitions, net of cash acquired	(4.3)	(27.1)	(10.8)	(173.6)
Purchases of property, plant and equipment	(46.2)	(51.1)	(144.5)	(139.0)
Other	0.1	0.5	3.7	0.8

NET CASH USED IN INVESTING ACTIVITIES	(50.4)	(77.7)	(151.6)	(311.8)

FINANCING ACTIVITIES
Repayments on borrowings, net	(147.0)	(116.6)	(480.1)	(225.0)
Dividends	--	--	(23.8)	(19.7)
Other	6.9	5.0	27.6	19.8

NET CASH USED IN FINANCING ACTIVITIES	(140.1)	(111.6)	(476.3)	(224.9)

Effect of exchange rate changes on cash and cash equivalents	8.4	4.3	7.5	8.2

CHANGE IN CASH AND CASH EQUIVALENTS	$20.6	$(0.9)	$28.1	$(12.3)
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Contact information:
Dean H. Bergy, Vice President, Chief Financial Officer and Secretary, 269/385-2600